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                                                                     Exhibit 2.2

                      IN THE UNITED STATES BANKRUPTCY COURT
                        FOR THE WESTERN DISTRICT OF TEXAS
                              SAN ANTONIO DIVISION

IN RE:                                    )
                                          )
RIO GRANDE, INC.,                         )        CASE NO. 98-55619-C
RIO GRANDE DRILLING, COMPANY,             )        CASE NO. 98-55620-C
RIO GRANDE OFFSHORE, LTD.,                )        CASE NO. 98-55621-K
RIO GRANDE DESERT OIL COMPANY,            )        CASE NO. 98-55622-C
RIO GRANDE GULFMEX, LTD.,                 )        CASE NO. 98-55623-C
                                          )
         Debtors.                         )        Jointly Administered
                                          )        Under Case No. 98-55619-C
                                          )
                                          )        Chapter 11

             ORDER CONFIRMING FIRST AMENDED JOINT CHAPTER 11 PLAN OF
             REORGANIZATION OF RIO GRANDE, INC., RIO GRANDE DRILLING
                     COMPANY, RIO GRANDE DESERT OIL COMPANY,
             RIO GRANDE OFFSHORE, LTD., AND RIO GRANDE GULFMEX, LTD.
                DATED JANUARY 25, 1999, AS MODIFIED MARCH 4, 1999

         Rio Grande, Inc. ("RGI"), Rio Grande Drilling Company ("RGD"), Rio Grande Desert Oil Company ("Desert"), Rio Grande Offshore, Ltd. ("Offshore"), and Rio Grande GulfMex, Ltd. ("GulfMex," and together with RGI, RGD, Desert, and Offshore, the "Debtors"), as debtors and debtors-in-possession,(1) having filed with the Court the First Amended Joint Plan of Reorganization of Rio Grande, Inc., Rio Grande Drilling Company, Rio Grande Desert Oil Company, Rio Grande Offshore, Ltd., and Rio Grande GulfMex, Ltd., Dated January 25, 1999 (together with the March 4, 1999 modifications and any and all

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         (1) References herein to the Debtors shall be deemed to refer to the
Debtors in the above-referenced bankruptcy cases, to the extent the context of such reference applies to a time period prior to the Effective Date, and shall be deemed to refer to the Reorganized RGI, to the extent the context of such reference applies to a time period on or after the Effective Date.


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modifications and supplements thereto as of the date hereof, the "Plan") under
Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"); and the First Amended Disclosure Statement to First Amended Joint Plan of Reorganization, Dated January 25, 1999 (the "Disclosure Statement"), having been filed with and approved by the Court, pursuant to an Order entered January 25, 1999 (the "Disclosure Statement Order"), as containing "adequate information" pursuant to section 1125 of the Bankruptcy Code; and copies of (a) the Plan prior to the March 4, 1999 modifications, (b) the Disclosure Statement, (c) the Disclosure Statement Order (without exhibits), and (d) a Ballot (only for those "impaired" Creditors(2) entitled to vote on the Plan), having been transmitted to all Creditors, the United States Trustee, and other parties-in-interest entitled to receive same pursuant to the Disclosure Statement Order and applicable law and rules; and copies of the Disclosure Statement Order (with exhibits) and a certain specially approved "Notice Regarding First Amended Joint Chapter 11 Plan of Reorganization" having been transmitted to all of the holders of record of the RGI Common Stock pursuant to the Disclosure Statement Order; and copies of the Disclosure Statement Order (without exhibits) and a specially approved "Notice Regarding First Amended Joint Chapter 11 Plan of Reorganization" having been transmitted to all of the royalty interest and working interest owners listed in the Debtors' Schedules A or G and to all parties to executory contracts and unexpired leases as listed on the Debtors' Schedules A or G pursuant to the Disclosure Statement Order; and the Disclosure Statement Order having fixed (a) February

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         (2) Capitalized terms used in this Order and not otherwise defined shall have the respective meanings ascribed to such terms in the Plan and/or Disclosure Statement.

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22, 1999 at 5:00 p.m., Central Standard Time, as (i) the last date by which any objections to confirmation of the Plan (the "Objections") were required to be filed with the Court and received by the Debtors, and (ii) the last date by which Ballots, if applicable, were required to be received by the Debtors in order to be considered as acceptances or rejections of the Plan, and (b) March 4, 1999 at 3:30 p.m., Central Standard Time, as the date and time for the commencement of the hearing pursuant to sections 1128 and 1129 of the Bankruptcy Code (the "Confirmation Hearing") to consider confirmation of the Plan and any Objections thereto; and due notice of the Confirmation Hearing and the date by which Objections must have been filed and served having been given in accordance with the terms of the Disclosure Statement Order; and the Confirmation Hearing having been held before the Court commencing on March 4, 1999; and the parties having appeared for submission of the Findings of Fact and Conclusions of Law ("Findings and Conclusions") and an Order Confirming the First Amended Joint Plan of Reorganization of Rio Grande, Inc., Rio Grande Drilling Company, Rio Grande Desert Oil Company, Rio Grande Offshore, Ltd., and Rio Grande GulfMex, Ltd., Dated January 25, 1999, as Modified March 4, 1999 ("Order") on March 4, 1999; and the Court having considered all Objections which have not been withdrawn; and upon all consideration of the record of the Confirmation Hearing, and it having been determined that the requirements for confirmation set forth in 11 U.S.C. Sec. 1129(a) and (b) have been satisfied:

         IT IS ORDERED, ADJUDGED AND DECREED that the Plan, as modified on March 4, 1999, is hereby and in all things confirmed, each of which modifications, by this Order,


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are accepted and approved by the Court as a part of the Plan. A copy of the confirmed Plan is on file in the records of these Chapter 11 Cases; and

         IT IS FURTHER ORDERED, ADJUDGED AND DECREED that, upon entry of this Order, the Debtors (and specifically any officer of each Debtor) are authorized and directed to effect all corporate transactions (such as merger transactions and an amendment to the Certificate of Incorporation of RGI) contemplated by the Plan and to take all steps necessary and appropriate to implement the terms of the Plan; and

         IT IS FURTHER ORDERED, ADJUDGED AND DECREED that, upon entry of this Order, the Retention Agreements will be deemed delivered, to become effective upon April 1, 1999; and
         IT IS FURTHER ORDERED, ADJUDGED AND DECREED that the Plan Documents, as the same may be non-substantively amended hereafter, are, in all things, approved; and

         IT IS FURTHER ORDERED, ADJUDGED AND DECREED that to the extent necessary, the Reorganized Debtor will serve as the Disbursing Agent under the Plan; and

         IT IS FURTHER ORDERED, ADJUDGED AND DECREED that the provisions of the confirmed Plan and this Order bind the Debtors and any Creditor or equity holder of the Debtors, whether or not the Claim or Interest of such Creditor or equity holder is impaired under the Plan and whether or not such Creditor or equity holder has accepted the Plan; and

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         IT IS FURTHER ORDERED, ADJUDGED AND DECREED that except as otherwise provided in the Plan and this Order, confirmation of the Plan vests all property of the Estates in the Debtors solely for the purposes set forth in the Plan; and

         IT IS FURTHER ORDERED, ADJUDGED AND DECREED that after confirmation of the Plan by this Order, all property vested in the Debtors pursuant to this Order shall be held by the Debtors free and clear of all Claims and Interests of present or future Creditors and equity holders except as provided for by the terms and provisions of the Plan and except as provided in this Order; and

         IT IS FURTHER ORDERED, ADJUDGED AND DECREED that except as otherwise provided in the Plan or the specific provisions of this Order, the entry of this Order shall:
                  a. void any judgment at any time obtained, to the extent that such judgment is a determination of the personal liability of the Debtors with respect to any debt or Claim discharged hereby;

                  b. operate as a permanent injunction against the commencement or continuation of an action, the employment of process, or an act, to collect, recover or offset any such debt or Claim discharged hereby as a personal liability of the Debtors;

                  c. operate as a release and discharge of the Debtors of all dischargeable debts; and

                  d. operate as a permanent injunction against the commencement or continuation of any action or proceeding at law or in equity relating to any of the Claims described in Section 11.1.A. of the Plan; and

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         IT IS FURTHER ORDERED, ADJUDGED AND DECREED that the Debtors retain the right to object to any Claim to the extent that such right is allowed pursuant to the Plan; and

         IT IS FURTHER ORDERED, ADJUDGED AND DECREED that Administrative Claims against the Debtors (including requests for reimbursement of fees and expenses) must be filed no later than thirty (30) calendar days after the entry of this Order or they shall be deemed to be forever barred and waived; and

         IT IS FURTHER ORDERED, ADJUDGED AND DECREED that all fees chargeable pursuant to 28 U.S.C. Sec. 1930 shall be timely paid; and

         IT IS FURTHER ORDERED, ADJUDGED AND DECREED that the Debtors shall apply for entry of a Final Decree in these Chapter 11 Cases on or before the expiration of six (6) months from the date of entry of this Order, unless the entry of a Final Decree would be inappropriate, in which case the Debtors shall file a Report of Status of Consummation of Confirmation on or before such date, detailing why entry of a Final Decree should not be entered; and

         IT IS FURTHER ORDERED, ADJUDGED AND DECREED that the Court shall retain full jurisdiction of these Chapter 11 Cases until entry of a Final Decree, at which time the Court shall retain jurisdiction over these Chapter 11 Cases pursuant to the provisions of the Plan; and

         IT IS FURTHER ORDERED, ADJUDGED AND DECREED that pursuant to Bankruptcy Rule 3020(c), the Debtors shall within five (5) business days after the entry of this Order serve notice of the entry of this Order as provided in Bankruptcy Rule 2002(f) to all persons and entities listed on the 2002 service list.

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         DATED this 4th day of March, 1999.


                                       /s/ LEIF M. CLARK
                            ----------------------------------------------
                                     HONORABLE LEIF M. CLARK
                                 UNITED STATES BANKRUPTCY JUDGE


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